Exhibit 99.1


                            Joint Filer Information

 Date of Event Requiring Statement:           January 3, 2007

 Issuer Name and Ticker or Trading Symbol:    AutoZone, Inc. (AZO)

 Designated Filer:                            Edward S. Lampert

 Other Joint Filers:                          ESL Investment Management, L.L.C.

 Addresses:                                   The principal business address of
                                              each of the Joint Filers above is
                                              200 Greenwich Avenue,
                                              Greenwich, CT 06830.

 Signatures:                                  EDWARD S. LAMPERT

                                              /s/ Edward S. Lampert
                                              -----------------------
                                              Edward S. Lampert

                                              ESL INVESTMENT MANAGEMENT, L.P.
                                              (as successor to ESL INVESTMENT
                                              MANAGEMENT, L.L.C.,
                                              effective December 31, 2006)

                                              By:  ESL INVESTMENT MANAGEMENT
                                                   (GP), L.L.C., its general
                                                   partner

                                                 By:  /s/ Edward S. Lampert
                                                      ------------------------
                                                      Name:  Edward S. Lampert
                                                      Title: Managing Member